As filed with the Securities and Exchange Commission on November 1, 2017

Registration No. 333-68887

Registration No. 333-71713

Registration No. 333-91899

Registration No. 333-53914

Registration No. 333-115062

Registration No. 333-125262

Registration No. 333-130710

Registration No. 333-132695

Registration No. 333-134668

Registration No. 333-136413

Registration No. 333-139836

Registration No. 333-153644

Registration No. 333-156709

Registration No. 333-160493

Registration No. 333-162854

Registration No. 333-178060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1:

to

FORM S-3

Registration Statement No. 333-68887

Registration Statement No. 333-71713

Registration Statement No. 333-91899

Registration Statement No. 333-53914

Registration Statement No. 333-115062

Registration Statement No. 333-125262

Registration Statement No. 333-130710

Registration Statement No. 333-132695

Registration Statement No. 333-134668

Registration Statement No. 333-136413

Registration Statement No. 333-139836

Registration Statement No. 333-153644

Registration Statement No. 333-156709

Registration Statement No. 333-160493

Registration Statement No. 333-162854

Registration Statement No. 333-178060

UNDER

THE SECURITIES ACT OF 1933

Level 3 Parent, LLC

(f/k/a Level 3 Communications, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd.

Broomfield, CO 80021

(720) 888-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stacey W. Goff

Executive Vice President, Chief Administrative Officer

and General Counsel

100 CenturyLink Drive

Monroe, Louisiana 71203

(720) 888-1000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth J. Nadjer, Esq.

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-3 (collectively, the “Prior Registration Statements”) of Level 3 Communications, Inc. (n/k/a Level 3 Parent, LLC) (the “Company”) which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under each such Registration Statement as of the date hereof:

1.	Registration Statement No. 333-68887, originally filed with the SEC on December 14, 1998.

2.	Registration Statement No. 333-71713, originally filed with the SEC on February 3, 1999.

3.	Registration Statement No. 333-91899, originally filed with the SEC on December 1, 1999.

4.	Registration Statement No. 333-53914, originally filed with the SEC on January 18, 2001.

5.	Registration Statement No. 333-115062, originally filed with the SEC on April 30, 2004.

6.	Registration Statement No. 333-125262, originally filed with the SEC on May 26, 2005.

7.	Registration Statement No. 333-130710, originally filed with the SEC on December 27, 2005.

8.	Registration Statement No. 333-132695, originally filed with the SEC on March 24, 2006.

9.	Registration Statement No. 333-134668, originally filed with the SEC on June 2, 2006.

10.	Registration Statement No. 333-136413, originally filed with the SEC on August 8, 2006.

11.	Registration Statement No. 333-139836, originally filed with the SEC on January 8, 2007.

12.	Registration Statement No. 333-153644, originally filed with the SEC on September 24, 2008.

13.	Registration Statement No. 333-156709, originally filed with the SEC on January 13, 2009.

14.	Registration Statement No. 333-160493, originally filed with the SEC on July 9, 2009.

15.	Registration Statement No. 333-162854, originally filed with the SEC on November 3, 2009.

16.	Registration Statement No. 333-178060, originally filed with the SEC on November 18, 2011.

On October 31, 2016, the Company entered into an Agreement and Plan of Merger, by and among the Company, CenturyLink, Inc. (“Parent”), Wildcat Merger Sub I LLC (“Merger Sub 1”) and WWG Merger Sub LLC (“Merger Sub 2”), providing for, among other things, the merger of Merger Sub 1 with and into the Company (the “Initial Merger”), as a result of which the Company continued as the surviving corporation (the “Surviving Corporation”), and subsequently the Surviving Corporation merged with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Merger, the “Combination”), with Merger Sub 2 continuing as the surviving company, under the name Level 3 Parent, LLC. The Combination became effective on November 1, 2017 (the “Effective Date”).

As a result of the Combination, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Prior Registration Statements. In accordance with an undertaking made by the Company in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration any securities registered under the Registration Statement which remained unsold as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on the 1st day of November, 2017.

LEVEL 3 PARENT, LLC, as successor to LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ Stacey W. Goff
Name: Stacey W. Goff Title: Executive Vice President, Chief Administrative Officer and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.